Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Pluri, Inc. (the “Company”) for the period ended June 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, as the Chief Executive Officer and President of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350 that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 21, 2022

/s/ Yaky Yanay
Yaky Yanay
Chief Executive Officer, President